EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

                   ___________________________________________

                            Effective August 1, 2002

                               Douglas E. Starkey
                   ___________________________________________


     This Agreement, is made and dated as of August 1, 2002 (the "Effective Date"), by and between UNION ACCEPTANCE CORPORATION, an Indiana corporation ("Employer"), and Douglas E. Starkey, a resident of Indiana ("Employee").

                               W I T N E S S E T H

     WHEREAS, Employee has heretofore been employed by Employer as one of its senior executive officers;

     WHEREAS,   Employer   desires  to  encourage   Employee  to  make  valuable
contributions to Employer's business operations and not to seek or accept employment elsewhere;

     WHEREAS, Employee desires to be assured of a secure minimum compensation from Employer for his services over a defined term;

     WHEREAS, Employer desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, Employer desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Employee will not compete with Employer for a reasonable period of time after termination of his employment with Employer, except as otherwise provided herein.

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained and the continued employment of Employee by Employer, Employer and Employee, each intending to be legally bound, covenant and agree as follows:

     1. Upon the terms and subject to the conditions set forth in this Agreement, Employer employs Employee as Employer's Senior Vice President and General Counsel (or a position of substantially equivalent responsibility and authority) and Employee accepts such employment. Employee agrees to serve in such capacity and to perform such duties in that office as may be prescribed by Employer's Bylaws and as may reasonably be assigned to him by Employer's Chief Executive Officer or President, or its Board of Directors, and those generally associated with the office held by Employee as determined by the Chief Executive Officer from time to time. Employer shall not, without the written consent of Employee, relocate or transfer Employee to a location more than thirty (30) miles from his Indianapolis employment location. While employed by Employer, Employee shall devote substantially all his business time and efforts to Employer's business and the business of its subsidiaries.

     2. The term of this Agreement shall be for an initial term of two (2) years commencing on the Effective Date, and terminating July 31, 2004; provided, however, that such term shall be extended automatically for an additional one year on July 31, 2004 and each July 31 thereafter, unless either party hereto gives written notice to the other party not to so extend before the date ninety
(90) days prior to the next termination date, in which case no further extension shall occur and the term of this Agreement shall end on the July 31 termination date next following such notice (such term, including any extension thereof shall herein be referred to as the "Term").

     3. Employee shall receive an annual salary of $150,000 ("Base Compensation"), payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter in effect. Employer may consider and declare from time to time increases in the salary it pays Employee and thereby increase the Base Compensation. In addition, Employer shall pay Employee bonus compensation of not less than $35,000 on January 29, 2003.

     4. So long as Employee is employed by Employer pursuant to this Agreement, he shall be eligible to participate in all present and future employee benefit, retirement, and compensation plans generally available to employees of Employer, consistent with his Base Compensation and his position with Employer, including, without limitation, any 401(k) plan, stock incentive plan, employee stock purchase plan, executive bonus plan, and group life insurance plans. Without limiting or duplicating the foregoing,

     (a) Employer shall provide Employee with an automobile for business use and pay or reimburse Employee for associated fuel expenses; and

     (b) Employer shall provide Employee with a cellular phone for business use and pay or reimburse Employee for associated expenses.

     5. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement. So long as Employee is employed by Employer pursuant to the terms of this Agreement, Employee shall be entitled to three weeks of paid vacation during each calendar year.

     6. Employee's employment with Employer may be terminated prior to the expiration of the Term as follows:

     (A) Employer may immediately upon written notice terminate Employee for Cause. "Cause" means termination of employment for personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or violation of this Agreement, or a final cease-and-desist order, conviction of a crime involving moral turpitude, unethical business practices in connection with Employer's business, misappropriation of Employer's assets (determined on a reasonable basis) or those of its subsidiaries. Employer shall have no further liability to Employee under this Agreement for any period subsequent to the termination for Cause.

     (B) Either party may terminate this Agreement during the Term without Cause, upon sixty (60) days prior written notice to the other party. Subject to Subsection 6(C), if Employer terminates Employee without Cause (as defined above), or if Employee terminates his employment for Good Reason (as defined below):

          (i) Compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 4 and 5 hereof, through the date of termination specified in the notice of termination; and any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans.

          (ii) In addition, Employer shall continue to pay Employee, as severance compensation, Employee's Base Compensation in effect at the date of termination in accordance with Employee's regular payroll practices for a period of six (6) months following the date of termination.

          (iii)In addition, for six (6) months following termination, Employer, at its own expense, will maintain in full force and effect for the continued benefit of Employee and his dependents each employee medical and life benefit plan (as such term is defined in Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in which Employee was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent benefit is provided to Employee by another source. If the terms of any employee medical and life benefit plan of Employer or applicable laws do not permit continued participation by Employee, Employer will arrange to provide to Employee a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage. The right of Employee to continued coverage under the health and medical insurance plans of Employer pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") shall commence upon the expiration of such period. Notwithstanding the foregoing, Employer shall not be obligated to continue life insurance benefits if the insurer does not consent to such continuation and no disability insurance benefit shall continue past Employee's date of termination of employment.

          For purposes of this Agreement, "Good Reason" for Employee to terminate his employment with Employer means: (i) a substantial reduction in Employee's responsibility and authority over the management and affairs of Employer without Employee's consent; or (ii) breach of any material term, condition or covenant of Employer under this Agreement; or (iii) the requirement that Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by Employee.

     (C) Notwithstanding Subsection 6(B), above, if Employer terminates Employee without Cause (as defined above) In Connection With a Change of Control (as defined below) then subparagraph 6(B) shall not apply and, instead the following shall apply:

          (i) Compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in Sections 4 and 5 hereof, through the date of termination specified in the notice of termination; and any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans.

          (ii) In addition, Employer shall pay Employee a severance payment ("Severance Payment") in an amount equal to 200% times the sum of
               (a) the Employee's Base Compensation for the fiscal year during which termination occurs plus (b) the total amount of bonus compensation paid by Employer to Employee during the 12 months ending on the date of termination. Such Severance Payment shall be payable in a lump sum on the date fifteen (15) calendar days following the date on which Employee's employment terminates under this Subsection 6(C).

          (iii)In addition, for 90 days following termination, Employer, at its own expense, will maintain in full force and effect for the continued benefit of Employee and his dependents each employee medical and life benefit plan (as such term is defined in ERISA) in which Employee was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent benefit is provided to Employee by another source. If the terms of any employee medical and life benefit plan of Employer or applicable laws do not permit continued participation by Employee, Employer will arrange to provide to Employee a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage. The right of Employee to continued coverage under the health and medical insurance plans of Employer pursuant to Section 4980B of the Code shall commence upon the expiration of such period. Notwithstanding the foregoing, Employer shall not be obligated to continue life insurance benefits if the insurer does not consent to such continuation and no disability insurance benefit shall continue past Employee's date of termination of employment.

          (iv) "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Employer and its Subsidiaries taken as a whole, outside the ordinary course of business, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act),
               (ii) the adoption of a plan relating to the liquidation or dissolution of the Employer, (iii) the consummation of any transaction (including, without limitation, any acquisition of shares by any person, recapitalization, merger or consolidation or charter amendment) after which any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of shares of Employer representing the power to exercise more than fifty percent (50%) of the voting power of all issued and outstanding voting stock of the Employer; or (iv) the first day on which a majority of the members of the Board of Directors of the Employer are not Continuing Directors.

          (v) "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of the Employer who (i) was a member of such Board of Directors on August 1, 2002, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination (or a nominating committee consisting of Continuing Directors at the time of such approval).

          (vi) Termination of employment shall be deemed to have occurred "In Connection With" a Change of Control if termination occurs within the period commencing 90 days before and ending one year following a Change of Control.

     (D) Employee's employment with Employer shall terminate in the event of Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive ninety-one (91) day period, provided that notice of any termination by Employer because of Employee's "disability" shall have been given to Employee prior to the full resumption by him of the performance of such duties.

     7. In order to induce Employer to enter into this Agreement, Employee hereby agrees as follows:

     (A) During Employer's employment and following termination of employment for any reason, (i) unless otherwise required to do so by law, including the order of a court or governmental agency, Employee shall not divulge or furnish any trade secrets (as defined in IND. CODEss. 24-2-3-2) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of Employer to any person, firm or corporation, other than Employer or upon its written request, or use any such trade secrets or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than Employer, because such trade secrets and confidential information are confidential and shall at all times remain the property of Employer.

     (B) During the Protection Period (defined below) after termination of Employee's employment with Employer for any reason, Employee shall not
          (a) compete, directly or indirectly, with the consumer auto finance business of Employer as conducted during the term of this Agreement or have any interest (including any interest or association, including but not limited to, that of owner, part owner, partner, shareholder, director, officer, employee, agent, consultant, lender or advisor) in any person, firm or entity which competes with Employer in the consumer auto finance business (each such person, firm or entity is referred to as "Competitor"); (b) solicit or accept business for or on behalf of any Competitor; or (c) solicit, induce or persuade, or attempt to solicit, induce or persuade, any person to work for or provide services to or provide financial assistance to, any Competitor. Nothing contained in this Section 7(B) shall be deemed to prevent or limit Employee's right either to be a mere customer of any Competitor, or to invest in the capital stock or other securities of any business solely as a passive or minority investor, provided that his holdings do not exceed five percent (5%) of the issued and outstanding capital stock of such business. The foregoing covenant shall not prohibit Employee from engaging in competitive activities or from investing in, or providing services for a Competitor if such activities (or the competitive activities of such Competitor) are conducted solely outside the U.S. or within the U.S. in states other than Indiana, Ohio, Texas, California and any other state in which Employer acquired at least $1 million in receivables within the 12 months prior to Employee's termination date. The "Protection Period" means one (1) year, provided, that if termination occurs under Section 6(B), the "Protection Period" shall be six months.

     (C) Employee will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, records, drawings, credit reports or other confidential information or documents of Employer or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

     (D) Employee acknowledges that the covenants of this Section 7 are reasonable in scope and duration and reasonably necessary and appropriate to protect the goodwill and other appropriate interests of Employer following Employee's termination and that any violation of such covenants by Employee would result in irreparable harm to Employer, for which any remedy at law would be inadequate. In addition to any other remedy to which it may be entitled, Employer shall be entitled to equitable relief, including injunctive relief and specific performance, for any violation of this Section 7. Employee agrees that Employer's efforts, if any, to enforce this Section 7 shall not constitute an attempt to prevent Employee from obtaining employment or "blacklisting" and Employee waives any rights under Ind. Codess.22-5-3-1 and 2, to the extent that enforcement of this Section 7 may be deemed to constitute "blacklisting" or such an attempt.

     8. Anything in this Agreement to the contrary notwithstanding, in the event that Employer's independent public accountants, in a written determination, conclude that any portion of the Severance Payment would constitute an "excess parachute payment" under Section 280G of the Code, then the Severance Payment shall be reduced (but not below zero) to the Reduced Amount. In such event, if the Severance Payment previously paid to Employee exceeds the Reduced Amount, Employee agrees to remit such excess to the Employer. The "Reduced Amount" shall be the amount which maximizes the Severance Payment without causing any portion of the Severance Payment to be non-deductible by Employer because of Section 280G of the Code.

     9. Any termination of Employee's employment with Employer as contemplated by Section 6 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to Section 6 based on Cause or Good Reason shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. If a dispute arises regarding the termination of Employee pursuant to Section 6 hereof or as to the interpretation or enforcement of this Agreement, said dispute shall be resolved by binding arbitration in Indianapolis, Indiana determined in accordance with the rules of the American Arbitration Association. Notwithstanding the foregoing, Employer shall be entitled to seek any remedy in a proceeding at law or in equity in any court having jurisdiction for any breach of Section 7. If said dispute arises, whether instituted by formal legal proceedings or otherwise, including any action that Employee takes to defend against any action taken by Employer, Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that Employee obtains either a written settlement or a final judgment by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to Employer written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee.

     10. Should Employee die after termination of his employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

     11. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:   Douglas E. Starkey
                           10542 Williamson Parkway
                           Carmel, IN  46033


         If to Employer:   Chief Executive Officer
                           Union Acceptance Corporation
                           250 N. Shadeland Avenue
                           Indianapolis, Indiana 46219

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     12. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana, regardless of the principles of conflict of laws.

     13. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and substance reasonably satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be deemed a material breach of this Agreement. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business or assets as aforesaid.

     14. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     15. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. This is the entire agreement between Employer and Employee concerning the subject matter hereof and all prior employment agreements, written or oral, are superseded; provided, that this agreement does not purport to modify any existing stock option, stock appreciation award, split dollar or deferred compensation agreement to which Employee is a party.

     16. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     17. This Agreement is personal in nature and neither party hereto shall, without written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Section 10 and Section 13 above. Without limiting the foregoing, Employee's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 10 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred.



                            [signature page follows]

     IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the date first written above.


                                "Employer"

                                UNION ACCEPTANCE CORPORATION


                                By: /s/ Lee Ervin
                                   ----------------------------------
                                Its: President and Chief Executive Officer




                                "Employee"

                                /s/ Douglas E. Starkey
                                --------------------------------------
                                Douglas E. Starkey